Exhibit 10.14

TUMBLEWEED COMMUNICATIONS CORP.

1999 OMNIBUS STOCK INCENTIVE PLAN

DEFERRED STOCK AGREEMENT

This DEFERRED STOCK AGREEMENT (this “Agreement”), dated as of the [—] day of [—], 200[—], is entered into by and between Tumbleweed Communications Corp., a Delaware corporation (the “Company”), and [—], an employee of the Company (the “Grantee” and, together with the Company, the “Parties”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Tumbleweed Communications Corp. 1999 Omnibus Stock Incentive Plan, as amended (the “Plan”).

RECITALS

WHEREAS, the Board has determined that it is in the best interests of Company and its stockholders to grant the Grantee a deferred stock award with respect to designated shares of the Company’s Common Stock, pursuant to, and subject to the terms and provisions of the Plan and this Agreement;

NOW, THEREFORE, in consideration of the Grantee’s services to the Company received prior to the date hereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Grant of Deferred Stock.

Grant of Deferred Stock. The Company hereby grants to the Grantee an award with respect to [—] shares of the Company’s Common Stock (the “Deferred Stock”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

2. Restrictions and Deferral Period.

a. Restrictions. Neither the award nor the shares of Deferred Stock subject to the award granted hereunder may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Paragraph 4 below until the lapse of the Deferral Period (as defined below).

b. Deferral Period. Unless the Deferral Period is previously terminated pursuant to Paragraph 4 of this Agreement, the restrictions set forth above shall lapse and the Grantee’s right to the shares of Deferred Stock shall become fully vested and non-forfeitable as set forth on Schedule 1 hereof (the “Deferral Period”) and such shares of Deferred Stock subject to the award hereunder shall be issued to the Grantee as soon as practicable following such date. Notwithstanding anything to the contrary, the issuance of the shares of Deferred Stock hereunder shall be conditioned upon Grantee making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the issuance of the shares upon the expiration of the Deferral Period, whether by withholding, direct payment to the Company, or otherwise.

3. Rights of a Stockholder. Prior to the date of issuance, the Grantee shall have none of the rights of a stockholder of the Company with respect to the Deferred Stock, including, but not limited to, the right to receive dividends and the right to vote such shares.

4. Cessation of Employment. If the Grantee’s employment status with the Company is terminated for any reason, then this award and the Deferred Stock subject thereto, shall be forfeited to the Company, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in this award or such shares of Deferred Stock.

5. Tax Consequences. Set forth below is a brief summary as of the Date of grant of certain United States federal tax consequences of the award of the Deferred Stock.

THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, GRANTEE IS ADVISED THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS RESTRICTED STOCK AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

The Grantee shall recognize ordinary income at the time or times the restrictions lapse with respect to the shares of Deferred Stock that have been issued following the expiration of the Deferral Period in an amount equal to the fair market value of such shares on each such date and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Plan are conditioned on your making arrangements for the payment of any such taxes.

BY SIGNING THIS AGREEMENT, THE GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE

GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6. Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

7. Miscellaneous.

a. Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at his address herein below set forth or such other address as he may designate in writing to the Company, or to the Company to the attention of the Chief Financial Officer, at the Company’s address or such other address as the Company may designate in writing to the Grantee.

b. Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

c. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California without giving effect to the choice of law principles thereof.

d. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties.

e. Agreement Not a Contract of Employment. Neither the grant of Deferred Stock, this Agreement nor any other action taken in connection herewith shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee is an employee of the Company or any subsidiary of the Company.

f. Entire Agreement; Plan Controls. This Agreement and the Plan contain the entire understanding and agreement of the Parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, whether written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Grantee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

g. Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

h. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.

i. Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, his heirs, executors, administrators, successors and assigns.

j. Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

TUMBLEWEED COMMUNICATIONS CORP.

By

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

Number of Shares

Address

Schedule 1

[Insert Vesting Schedule / Performance Vesting Here]

[Notwithstanding anything to the contrary herein, the if a Change of Ownership Control is consummated prior to February [—], 2009 and during your tenure with the Company as [—], all of the Deferred Stock subject to this Agreement shall immediately be issued and shall fully vest concurrent with the closing of such Change of Ownership Control.

For purposes of this paragraph, a “Change of Ownership Control” means any sale of all or substantially all of Tumbleweed’s assets, or any merger, consolidation, or stock sales that results in the holders of Tumbleweed’s capital stock immediately prior to such transaction owning less than 50% of the voting power of Tumbleweed’s capital stock immediately after such transaction.]

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